UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2011

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2011, the board of directors (the “Board”) of FS Investment Corporation (the “Company”) declared two regular semi-monthly cash distributions of $0.033594 per share each.  Both distributions will be paid on November 30, 2011, the first to stockholders of record on November 15, 2011 and the second to stockholders of record on November 29, 2011.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On November 8, 2011, the Company amended and restated its distribution reinvestment plan (the “Original DRP” and as amended and restated, the “Amended DRP”).  The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, January 1, 2012.

Under the Original DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company (“Shares”) at a purchase price equal to 95% of the price at which Shares are sold in the Company’s public offering at the semi-monthly closing immediately following a distribution payment date (each, a “DRP Purchase Date”).

Under the Amended DRP, cash distributions to participating stockholders will be reinvested in additional Shares at a purchase price equal to 90% of the price at which Shares are sold in the Company’s public offering on a DRP Purchase Date.  No other material terms of the Original DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the Board appointed Governor Thomas J. Ridge as a new member of the Board, effective as of such date. Governor Ridge was appointed to serve for a term expiring at the Company’s 2012 Annual Meeting of Stockholders.

Pursuant to the Company’s Amended and Restated Bylaws, the Board may modify the number of members of the Board. However, the number of directors may not be fewer than the minimum number required by the Maryland General Corporation Law or greater than twelve. With the appointment of Governor Ridge, the Board consists of ten directors, six of whom are independent directors. The Company’s directors are elected annually for a term of one year, and serve until their successors are duly elected and qualified. Governor Ridge has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Governor Ridge will receive director fees consistent with the Company’s director compensation arrangement. To date, Governor Ridge has not been assigned to any committees.

Set forth below is biographical information pertaining to Governor Ridge:

Thomas J. Ridge, 66, is President and Chief Executive Officer of Ridge Global LLC, a global strategic consulting company.  He has held that position since July 2006. He served as Secretary of the United States Department of Homeland Security from January 2003 through January 2005, and Assistant to the President for Homeland Security (an Executive Office created by President George W. Bush) from October 2001 through December 2002. He served as Governor of the Commonwealth of Pennsylvania from January 1995 through October 2001 and in the U.S. House of Representatives from January 1983 through January 1995. He is also a director of The Hershey Company since November 2007, serving on the finance and risk management and governance committees, Exelon Corporation since May 2005, serving on the energy delivery oversight committee and the risk oversight committee, Brightpoint, Inc. since September 2009, serving on the strategy committee, and Geospatial Holdings, Inc. since April 2010. Governor Ridge previously served as a director of Vonage Holdings Corp. from August 2005 through April 2010, where he served on the nominating and governance and compensation committees. He also previously served as a director of Home Depot Corporation from May 2005 to May 2007, where he served on the nominating and corporate governance committee and on the information technology advisory council. Governor Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.
99.1	Press release dated November 14, 2011.
99.2	Press release dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	November 14, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.
99.1	Press release dated November 14, 2011.
99.2	Press release dated November 14, 2011.